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                                                         Exhibit (10)(ii)(A)(ix)


                         AMERICAN GREETINGS CORPORATION

                             Stock Option Agreement

                         1987 Class B Stock Option Plan
                         ------------------------------


        WHEREAS, MORRY WEISS                         (hereinafter called the
"Optionee") is President                        of American Greetings
Corporation, an Ohio corporation (the "Company"); and

        WHEREAS, the execution of this Stock Option Agreement pursuant to the Company's 1987 Class B Stock Option Plan has been duly authorized by a resolution of the Board of Directors of the Company duly adopted on January 25, 1988;

        NOW, THEREFORE, the Company hereby grants to the Optionee an option to purchase 425,000 Class B Common Shares, par value $1 per share, of the Company at the price of Fourteen and 5/16 Dollars ($14.3125) per share, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions hereinafter set forth.

        1. This option (until terminated as hereinafter provided) shall be exercisable only to the extent of one-quarter of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Company or any Subsidiary for one full year from the date hereof and to the extent of an additional one-quarter of such shares after each of the next three successive years thereafter during which the Optionee shall have been in the continuous employ of the Company or any Subsidiary. If the Optionee should retire at normal retirement age or at an early retirement age with the consent of the Board of Directors, die or become permanently disabled after having been in the continuous employ of the Company or any Subsidiary for a period of at least ten years, this option shall, notwithstanding the preceding sentence, immediately become exercisable in full. For the purposes of this paragraph, leaves of absence approved by the Board of Directors or Stock Option Committee of the Company for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time.

        2.   This Option shall terminate on the earliest of the following dates:

             (A) On the date on which the Optionee ceases to be an employee of the Company or a Subsidiary, unless he ceases to be such employee by reason of retirement as described in Section (1) above, death or permanent disability or in a manner described in (B) below;

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             (B) Three months after the Optionee ceases to be an employee of the Company or a Subsidiary by reason of termination of employment under circumstances determined by the Board of Directors to be for the convenience of the Company;

             (C) One year after the death or permanent disability of the Optionee if the Optionee dies or becomes permanently disabled while an employee of the Company or a subsidiary or within the three-month period referred to in (B) above;

             (D) Ten years and three months from the date on which this option was granted.

Nothing contained in this Stock Option Agreement shall limit whatever the right the Company or a Subsidiary might otherwise have to terminate the employment of the Optionee.

        3. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or his legal representative. The purchase price payable upon exercise of this option may, at the election of the Optionee, be paid (a) in cash or by check acceptable to the Company; (b) if specifically approved at or prior to the time of exercise by the Board of Directors, by the transfer to the Company by the Optionee of Class A or Class B Common Shares of the Company that have been owned by him for at least six months and have a value at the time of exercise equal to the total option price or (c) by a combination of such methods of payment.

        4. This option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws.
If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under such Act at the time of exercise the Class B Common Shares or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

        5. The Board of Directors shall make such adjustments in the option price and in the number or kind of Class B Common Shares or other securities covered by this option as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other changes in the capital structure of the Company, or (b) any merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
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        EXECUTED at Cleveland, Ohio as of the 25th day of January, 1988.


                                          AMERICAN GREETINGS CORPORATION


                                          By     /s/ Henry Lowenthal
                                             ----------------------------------
                                             Title:  Senior Vice President
                                             and Chief Financial Officer


        The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement and accepts the option granted thereunder.

        The Optionee acknowledges that he has been advised that the Class B Common Shares covered by such Agreement have not been registered under the Securities Act of 1933 and agrees that he will not make any disposition of such shares unless either (a) such shares have been registered under such Act or (b) an exemption from the registration provisions of such Act is applicable to the Optionee's proposed disposition of such shares. The Optionee understands that the certificates for such shares may bear a legend substantially as follows:

            The shares evidenced by this Certificate have not been registered under the Securities Act of 1933. Such shares may not be sold or otherwise transferred until the same have been registered under such Act or until the Company shall have received an opinion of legal counsel or a copy of a letter from the Staff of the Division of Corporation Finance of the Securities and Exchange Commission, in either case satisfactory to the Company, that such shares may legally be sold or otherwise transferred without such registration."




                                                     /s/ Morry Weiss
                                               ---------------------------